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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 12, 2000


                                EMB CORPORATION
                                ---------------
            (Exact name of registrant as specified in its charter)

            Hawaii                         1-11883               95-3811580
-------------------------------      ---------------------  -------------------
(State or other jurisdiction of      (Commission File No.)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

        3200 Bristol Street, Eighth Floor, Costa Mesa, California 92626
        ---------------------------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (714) 437-0738


                                      N/A
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

     On January 12, 2000, the Company entered into an agreement with E-Net Financial Corporation, a Nevada corporation ("E-Net"), whereby E-Net will acquire certain assets of the Company. The assets being sold to E-Net constitute the financial services subsidiaries of the Company. The agreement contemplates that E-Net will acquire all of the outstanding stock, currently held by the Company, of American Residential Funding, Inc., Residential Mortgage Corporation and Bravo Real Estate, Inc. In addition, the Company will transfer to E-Net all of the rights of the Company to acquire Titus Asset Management ("Titus"), under an existing Letter of Intent between the Company and Titus. In exchange, the Company will receive 7,500,000 shares of common stock of E-Net and cash in the amount of $4,000,000. Upon closing of the transaction, the Company intends to distribute the E-Net common stock to the Company's shareholders. The consummation of the transaction is subject to standard closing conditions and
(a) E-Net's filing of a Registration Statement with the Securities and Exchange Commission, (b) the effectiveness of the Registration Statement and (c) the receipt by E-Net of minimum net proceeds of $20,000,000 from the sale to the public of its common stock which will be registered under the Registration Statement.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.
          ---------------------------------

          a.   Financial Statements.
               --------------------

                    None.

          b.   Exhibits.
               --------

               10.1 Purchase Agreement by and between EMB Corporation and E-Net Financial Corporation dated January 12, 2000.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: January 18, 2000                  EMB CORPORATION


                                        /s/ James E. Shipley
                                        ---------------------------
                                        James E. Shipley, President